UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 9, 2005

BLACKHAWK CAPITAL GROUP BDC, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	814-00678 (Commission File Number)	20-1031329 (IRS Employer Identification No.)

14 Wall Street, 11th Floor New York, New York (Address of principal executive offices)	10005 (Zip Code)

Registrant’s telephone number, including area code: (212) 566-8300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management
Item 5.03 Amendments to Articles of Incorporation or Bylaws, Change in Fiscal Year

On November 9, 2005, the Board of Directors of Blackhawk Capital Group BDC, Inc., a Delaware corporation (the “Company”) by unanimous written consent approved, subject to stockholder approval, a certificate of amendment (“Certificate of Amendment”) to the Company’s Certificate of Incorporation to eliminate the Company’s preferred stock. The effect of the Certificate of Amendment is that the Company may only issue shares of common stock. Stockholders of the Company approved the Certificate of Amendment by written consent by the requisite vote required under Delaware General Corporation Law. The Company filed the Certificate of Amendment to its Certificate of Incorporation with the Delaware Secretary of State on November 29, 2005 and it became effective on that date. A copy of the Certificate of Amendment is included at Exhibit 99.1 of this Current Report on Form 8-K.

Section 9—Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

The following exhibit is furnished as part of this Report:

99.1 Certificate of Amendment of Certificate of Incorporation of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKHAWK CAPITAL GROUP BDC, INC.

Date: November 29, 2005	By:	/s/ Craig A. Zabala
Craig A. Zabala
Chief Executive Officer